Exhibit 99.6

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of October 11, 2013 (the “Effective Date”) and is entered into by and between Athyrium Opportunities Fund (B) LP (the “Assignor”) and Athyrium Opportunities Fund (A) LP (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Warrant identified below. The Additional Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

It is understood and agreed that, prior to the date hereof, the Assignor and the Assignee have reallocated the amount and percentage of the Warrant such that the Assigned Interest, prior to giving effect to this Assignment and Acceptance, has been allocated as between the Assignor and the Assignee in the manner set forth herein. The parties hereto acknowledge and agree that this Assignment and Acceptance is being effected in order to evidence such previously consummated internal reallocations.

For an agreed previously provided consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Additional Terms and Conditions and the Warrant, as of the Effective Date (i) all of the Assignor’s right, title and interest in and to (and related obligations under) a portion of the Warrant, as evidenced by the fully executed transfer certificate attached hereto as Exhibit A, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the amount and percentage interest identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Holder) against any Person, whether known or unknown, arising under or in connection with the Warrant, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	Athyrium Opportunities Fund (B) LP

2.	Assignee:	Athyrium Opportunities Fund (A) LP, an Affiliate of the Assignor

3.	Company:	Verenium Corporation, a Delaware corporation (the “Company”)

4.	Warrant:	Common Stock Purchase Warrant, Certificate No. CW 2012-2, issued by the Company to the Assignor, dated December 7, 2012 (as amended, amended and restated (including pursuant to that certain letter agreement dated January 14, 2013), supplemented or otherwise modified from time to time, the “Warrant”).

5.	Assigned Interest:

Warrant Assigned	Aggregate Number of Shares of Common Stock Represented by the Warrant	Number of Shares of Common Stock Represented by the Warrant Assigned
Warrant (referred to in Section 4 above)	1,099,105	53,835

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:	ATHYRIUM OPPORTUNITIES FUND (B) LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Jeffrey Ferrell
		Name:	Jeffrey Ferrell
		Title:	President

ASSIGNEE:	ATHYRIUM OPPORTUNITIES FUND (A) LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Jeffrey Ferrell
		Name:	Jeffrey Ferrell
		Title:	President

THE COMPANY EXECUTES THIS ASSIGNMENT AND ACCEPTANCE SOLELY WITH RESPECT TO SECTIONS 3 AND 4 OF THE ADDITIONAL TERMS AND CONDITIONS:

VERENIUM CORPORATION,
a Delaware corporation

By:	/s/ Jeffrey G. Black
Name:	Jeffrey G. Black
Title:	Chief Financial Officer

Annex 1 to Assignment and Acceptance

ADDITIONAL TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) immediately prior to giving effect to the reallocations described above, it was the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Warrant or any other document referenced therein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Warrant or any other document referenced therein, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Warrant or any other document referenced therein or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Warrant or any other document referenced therein.

1.2. Assignee. The Assignee, represents and warrants to the Assignor that it is legally authorized to enter into this Assignment and Acceptance and that this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

1.3. Securities Matters.

The Assignee, represents and warrants to the Assignor that: (a) it has been advised that the Warrant and the securities underlying the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (such state securities laws, together with the Securities Act, the “Acts”) and, therefore, cannot be resold unless they are registered under the applicable Acts or unless an exemption from any such registration requirements is available; (b) the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (c) the Assignee has conducted an investigation of the Company to its satisfaction, has received all information requested from the Company in connection with such investigation, and has been provided an opportunity to ask questions of and receive answers from management representatives of the Company regarding their financial condition, performance and prospects, and the terms and conditions of the Assigned Interest, the Warrant, any other document referenced therein and the assignment of the foregoing pursuant to this Assignment and Acceptance and the transfer certificate attached hereto as Exhibit A, and that the Assignee understands and acknowledges that all documents, records and books pertaining to its investment in the Company have been made available for inspection by the Company and not by the Assignor; (d) the Assignee is aware that the Company is under no obligation to effect any registration with respect to the Assigned Interest or the securities underlying the Assigned Interest (except solely to the extent provided in the Registration Rights Agreement (as defined in the Warrant)) to file for or comply with any exemption from registration; (e) the Assignee is accepting the Assigned Interest to be acquired by the Assignee hereunder for its own account and not with a view to, or for sale in connection with, the distribution thereof in violation of any Act; and (f) the Assignee is a sophisticated, well-informed investor and has such knowledge of finance, securities, investments and experience in financial, tax and business matters that the Assignee is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

2. Acknowledgments and Assumptions. The Assignee hereby acknowledges that the Warrant and the securities underlying the Warrant are subject to the provisions and conditions contained in the Warrant and in the Registration Rights Agreement (as defined in the Warrant) and assumes all obligations of the Assignor under the Warrants with respect to that portion of the Warrant being transferred by this Assignment and Acceptance.

3. Waiver of Obligations to Surrender Warrant and Issue New Warrant; Post-Transfer. With respect to the transfer of the portion of the Warrant contemplated by this Assignment and Acceptance, the Assignor, the Assignee and the Company hereby waive, with respect to Section 1(b) of the Warrant: (i) the obligation of the Assignor to surrender the Warrant to the Company upon the transfer contemplated by this Assignment and Acceptance and (ii) the obligation of the Company to issue a new warrant to the Assignor and the Assignee to reflect the transfer contemplated by this Assignment and Acceptance. Upon the effectiveness of the transfer of the portion of the Warrant contemplated by this Assignment and Acceptance, the Company agrees that it shall reflect on its stock register such transfer of such portion of the Warrant as though the Warrant was surrendered to the Company in accordance with Section 1(b) of the Warrant and as though the Company issued new warrants to the Assignor and the Assignee in accordance with Section 1(b) of the Warrant. The Assignee hereby represents and warrants to the Company that, after giving effect to the transfer contemplated by this Assignment and Acceptance, the representations contained in Section 7(a)(i), (ii) and (iii) of the Warrant are true and correct with respect to the Assignee as a holder of the Assigned Interest. The Assignee and the Company hereby acknowledge and agree that, after giving effect to the transfer contemplated by this Assignment and Acceptance, the Assignee shall be bound by the provisions in the Registration Rights Agreement (as defined in the Warrant) with respect to that portion of the Warrant being transferred by this Assignment and Acceptance.

4. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A

TRANSFER CERTIFICATE

FOR VALUE RECEIVED, Athyrium Opportunities Fund (B) LP, a Delaware limited partnership (the “Assignor”) hereby sells, assigns and transfers unto Athyrium Opportunities Fund (A) LP, a Delaware limited partnership, all of Assignor’s right, title and interest in and to (and related obligations under) a portion of that certain Common Stock Purchase Warrant, Certificate No. CW- 2012-2, issued by Verenium Corporation, a Delaware corporation (the “Company”) to the Assignor, dated December 7, 2012 (as amended, amended and restated (including pursuant to that certain letter agreement dated January 14, 2013), supplemented or otherwise modified from time to time, the “Warrant”), representing the right to purchase 53,835 shares of common stock of the Company, in the aggregate, pursuant to the Warrant. The Assignor hereby authorizes a duly appointed officer of the Company as attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated: October 11, 2013

ATHYRIUM OPPORTUNITIES FUND (B) LP,
a Delaware limited partnership

By:	ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

	By:	/s/ Jeffrey A. Ferrell
	Name:	Jeffrey A. Ferrell
	Title:	President